SYMONS CAPITAL MANAGEMENT, INC.
650 Washington Road, Suite 800
Pittsburgh, Pennsylvania 15228

Letter Agreement

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment adviser to the Symons Capital Appreciation Institutional Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees of Unified Series Trust.

Effective as of April 1, 2010, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding brokerage fees and commissions; borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short); taxes; any indirect expenses (such as expenses incurred by other investment companies in which the Fund may invest); and extraordinary expenses, at 1.46% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of March 31, 2011, or such date as the Fund is liquidated in accordance with the provisions of the Declaration of Trust or Bylaws. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap below 1.46%.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.46% expense limitation.

Very truly yours,

Symons Capital Management, Inc.

By: ______________________________
Michael Czajka, President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________________
John Swhear, Senior Vice President

3479631

SYMONS CAPITAL MANAGEMENT, INC.
650 Washington Road, Suite 800
Pittsburgh, Pennsylvania 15228

Letter Agreement

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment advisor to the Symons Small Cap Institutional Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees (the "Agreement").

Effective as of April 1, 2010, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding brokerage fees and commissions; borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short); taxes; any indirect expenses (such as expenses incurred by other investment companies in which the Fund may invest); and extraordinary expenses, at 1.56% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of March 31, 2011, or such date as the Fund is liquidated in accordance with the provisions of the Declaration of Trust or Bylaws. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap below 1.56%.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.56% expense limitation.

Very truly yours,

Symons Capital Management, Inc.

By: ______________________
Michael Czajka, President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John Swhear, Senior Vice President

4660359.2

SYMONS CAPITAL MANAGEMENT, INC.
650 Washington Road, Suite 800
Pittsburgh, Pennsylvania 15228

Letter Agreement

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment adviser to the Symons Value Institutional Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees of Unified Series Trust.

Effective as of April 1, 2010, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses, excluding brokerage fees and commissions; borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short); taxes; any indirect expenses (such as expenses incurred by other investment companies in which the Fund may invest); and extraordinary expenses, at 1.46% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of March 31, 2011, or such date as the Fund is liquidated in accordance with the provisions of the Declaration of Trust or Bylaws. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap below 1.46%.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.46% expense limitation.

Very truly yours,

Symons Capital Management, Inc.

By: ______________________
Michael Czajka, President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John Swhear, Senior Vice President

3433890